EXHIBIT 16.1

October 9, 2014

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Ladies and Gentlemen:

We have read Item 4.01 of the Current Report on Form 8-K, dated October 9, 2014, of Network-1 Technologies, Inc. and have the following comments:

1. We agree with the statements made in the first four paragraphs.

2. We have no basis on which to agree or disagree with the statements made in the final two paragraphs.

Yours truly,

/s/ Radin Glass & Co., LLP
Radin Glass & Co., LLP